Exhibit 99.1

Carter Validus Mission Critical REIT, Inc. Signs 20-year Lease at Cumberland Surgical Hospital in San Antonio, TX

TAMPA, FL (September 3, 2015) - Carter Validus Mission Critical REIT, Inc. (“CVMC REIT”), is pleased to announce that it has successfully re-leased its 25-bed surgical hospital in San Antonio, Texas to Cumberland Surgical Hospital of San Antonio, LLC for a 20-year term. The hospital was previously leased to an affiliate of Victory Healthcare, which filed for bankruptcy in June 2015. “We are excited to enter into a lease with Cumberland Surgical Hospital, demonstrating our ability to re-position our assets when needed. We look forward to the facility serving the San Antonio community for years to come,” said Michael Seton, President of CVMC REIT.

About Carter Validus Mission Critical REIT, Inc.

CVMC REIT is a real estate investment trust that invests in mission critical real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. CVMC REIT focuses its acquisitions of mission critical assets in the data center and healthcare property sectors.

Media Contact:

Gael Ragone

Product Development, Carter Validus

gragone@cvreit.com

813-316-4252

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.